UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 13, 2006 (Date of earliest event reported:  February 13, 2006)

RBC BEARINGS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
Oxford, CT 06478
Telephone: (203) 267-7001

(Address of Principal Executive Offices, including  Zip Code)

(203) 267-7001

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2006 RBC Bearings Incorporated announced the appointment of Dr. Thomas J. O’Brien to its Board of Directors and Audit Committee.  The Board of Directors approved such appointment, effective February 13, 2006, by unanimous written consent on February 7, 2006.

Dr. O’Brien has served as the Head of the Finance Department at the University of Connecticut since 1999 and as a professor at the University since 1986. Prior to this, Dr. O’Brien held positions at the University of North Carolina – Chapel Hill, Duke University, University of North Carolina – Charlotte and Florida State University.

In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a Ph.D in Finance from the University of Florida.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1. Press release dated February 13, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 13, 2006

RBC BEARINGS INCORPORATED

By:	/s/ Daniel A. Bergeron
	Name:	Daniel A. Bergeron
	Title:	Chief Financial Officer